UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) November 23, 2004
(November 17, 2004)

STORAGE TECHNOLOGY CORPORATION
(Exact Name of Registrant As Specified In Its Charter)

Delaware	1-7534	84-0593263
(State or jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One StorageTek Drive, Louisville, Colorado 80028-4309
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (303) 673-5151

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement

On November 17, 2004, the Board of Directors of Storage Technology Corporation (“StorageTek”), after a thorough analysis of benchmark data provided by an outside consultant, approved an increase in the annual retainer for non-employee board members from $27,000 to $35,000, an increase in the annual retainer for the chair of the Audit Committee from $5,000 to $10,000, and an increase in the annual grant of stock options to non-employee directors from 4,000 shares (or 5,000 shares, commencing on the director’s eleventh anniversary) to 7,500 shares. The increase in the cash retainers will be effective January 1, 2005 and the increase in stock options granted will be effective May 2005. This is the first increase in the annual retainer for StorageTek’s non-employee directors since 1994 and the first change in equity compensation for StorageTek’s non-employee directors since 1999.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 23, 2004	Storage Technology Corporation By: /s/ Mark Roellig —————————————— Vice President, General Counsel

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